Calculation of Filing Fee Tables
S-3
MALIBU BOATS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.01 par value per share	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Class A Common Stock, $0.01 par value per share	Other	191,630	$ 28.93	$ 5,543,855.90	0.0001381	$ 765.61
		Equity	Preferred Stock, $0.01 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	3	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 305,543,855.90		$ 42,195.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 42,195.61
Offering Note
[1]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A Common Stock, (b) shares of preferred stock, (c) debt securities, (d) warrants, (e) rights and (f) units, as may be sold from time to time by the registrant at unspecified prices, which shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for Class A Common Stock, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or settlement of any units, or pursuant to the antidilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, settlement or exercise of other securities.

[2]	Estimated pursuant to Rule 457(c), the proposed maximum offering price per share of Common Stock registered hereunder is based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on August 25, 2026, which was $28.93 per share.

[3]	(1) The securities registered hereunder include such indeterminate number of (a) shares of Class A Common Stock, (b) shares of preferred stock, (c) debt securities, (d) warrants, (e) rights and (f) units, as may be sold from time to time by the registrant at unspecified prices, which shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for Class A Common Stock, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or settlement of any units, or pursuant to the antidilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, settlement or exercise of other securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date